EXHIBIT 23.17

                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated July 12, 2006 (except Note 23(i) dated August 31, 2006) on the consolidated financial statements of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 included in amendment No. 1 to the registration statement being filed by Yukon Gold Corporation, Inc. on from SB-2.

                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario
November 1, 2006                                           Chartered Accountants

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